UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: May 22, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 24, 2006, Coldwater Creek Inc. (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended April 29, 2006. The Company also announced a restatement of its fiscal 2005 financial statements to correct the manner in which it accounts for non-refundable marketing fees received from the credit card issuer under its co-branded customer credit card program, as described in Item 4.02 of this Form 8-K, which description is incorporated by reference to this item. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On May 22, 2006, the Audit Committee of the Board of Directors of the Company concluded that the Company’s consolidated financial statements for the fiscal year ended January 28, 2006, and for the second, third and fourth quarters of fiscal 2005, should be restated and that those previously filed financial statements and Management’s Report on Internal Control Over Financial Reporting should no longer be relied upon. The restatement is to correct the manner in which the Company recognized marketing fees received under its co-branded customer credit card program.

During the second quarter of fiscal 2005, the Company introduced a co-branded customer credit card program. Under this program, the Company receives from the issuing bank a non-refundable, non-recurring marketing fee for each new account that is opened and activated. During the first quarter of fiscal 2006, management determined that an alternative accounting treatment was appropriate to recognize marketing fees received upon activation of credit cards issued under its co-branded credit card program. Previously, the Company included the fee income in consolidated net sales in the period in which a customer’s card was issued and activated. The marketing fees will now be deferred and recognized as revenue in future periods.

Based on review and consultation with its independent registered public accounting firm, the Company determined on May 22, 2006 to restate its consolidated financial statements for the second, third and fourth quarters of fiscal 2005 and for the year ended January 28, 2006. The Company anticipates the impact of this restatement for fiscal 2005 to be a decrease in net sales of approximately $8.5 million and in net income per share of approximately $0.06. The Company expects the impact for the second, third and fourth quarters of fiscal 2005 to be a decrease in net sales of approximately $1.3 million, $3.3 million and $3.9 million, respectively, and in net income per share of approximately $0.01, $0.02 and $0.03, respectively. The Company intends to amend its Form 10-K for fiscal year ended January 28, 2006 to include the restated annual and quarterly financial information.

Additionally, the Company’s management has determined that a material weakness (within the meaning of the Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, of the Public Company Accounting Oversight Board) in the Company’s internal control over financial reporting existed as of January 28, 2006 with regard to the evaluation of the appropriate accounting treatment for marketing fees received under the co-branded customer credit card program.

The Audit Committee reviewed the accounting treatment and disclosures referred to in this Item 4.02(a) and discussed such treatment and disclosures with KPMG LLP, the Company’s independent registered public accounting firm for fiscal 2005.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release dated May 24, 2006 issued by the Company announcing fiscal 2006 first quarter results and a restatement of certain financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: May 24, 2006	/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 24, 2006 issued by the Company announcing fiscal 2006 first quarter results and a restatement of certain financial statements